EXHIBIT 3.7

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
             OF SERIES B 10% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                         WARP TECHNOLOGY HOLDINGS, INC.


     WARP TECHNOLOGY HOLDINGS, INC. (the "Company"), a corporation organized and existing under and by virtue of the Revised Statutes of the State of Nevada (the "NRS"), in accordance with Section 78.1955 of the NRS, DOES HEREBY CERTIFY that:

     The Articles of Incorporation of the Company provides that the Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $.00001. The Articles of Incorporation provides, further, that the Board of Directors is authorized, to the extent permitted by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the NRS, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights and the qualifications, limitations or restrictions thereof. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, the Board of Directors, by Unanimous Written Consent dated September 26, 2003, adopted a resolution providing for the designation, rights, powers and preferences and the qualifications, limitations and restrictions of 20,000 shares of Series B 10% Cumulative Convertible Preferred Stock, and that a copy of such resolution is as follows:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company, the provisions of its Articles of Incorporation, as amended, and in accordance with the NRS the Board of Directors hereby authorizes the filing of a Certificate of Designations, Preferences and Rights of Series B 10% Cumulative Convertible Preferred Stock of WARP Technology Holdings, Inc. Accordingly, the Company's Series B 10% Cumulative Convertible Preferred Stock with par value of $.00001 per share, shall have the powers, preferences and rights and the qualifications, limitations and restrictions thereof, as follows:

     1. Designation and Number of Shares. Shares of the series shall be designated and known as the Series B 10% Cumulative Convertible Preferred Stock of the Company. The Series B 10% Cumulative Convertible Preferred Stock shall consist of 20,000 shares. Shares of the Series B 10% Cumulative Convertible Preferred Stock which are retired, converted into shares of Common Stock, purchased or otherwise acquired by the Company shall be cancelled and shall revert to authorized but unissued preferred stock, undesignated as to series and subject to reissuance by the Company as shares of preferred stock of any one or more series.

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     2.   Conversion of Shares of Series B 10% Cumulative Convertible Preferred
          Stock.
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          2.1  Conversion. The holder of the Series B 10% Cumulative Convertible
               Preferred Stock may convert each share of Series B 10% Cumulative Convertible Preferred Stock into such number of shares of the Company's Common Stock equal to $1000.00 per share of Series B
               10% Cumulative Convertible Preferred Stock, plus any unpaid dividends, divided by $.18 per share (the "Conversion Ratio").
               The shares of Common Stock received by the Series B Shareholder upon conversion of the Series B 10% Cumulative Convertible Preferred Stock shall be called the "Conversion Shares". The Conversion Shares shall be fully paid and non-assessable. To convert the shares of Series B 10% Cumulative Convertible Preferred Stock the Series B Shareholder must give written notice to the Company that the Series B Shareholder elects to convert his or her shares of Series B 10% Cumulative Convertible
               Preferred Stock into Conversion Shares and by surrender of all the certificates for the shares of Series B 10% Cumulative Convertible Preferred Stock to be converted to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the holders of the Series B 10% Cumulative Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with addresses and social security numbers) in which the certificates for shares of Conversion Shares shall be issued. If, upon the expiration of five (5) years from the date of issuance, the Series B 10% Cumulative Convertible Preferred Stock has not been voluntarily converted to Conversion Shares by the Series B Shareholder, such Series B 10% Cumulative Convertible Preferred Stock shall automatically convert to Conversion Shares pursuant to the terms described in this section above.

          2.2 Issuance of Certificates: Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 2.1, and surrender of the certificates for the shares of Series B 10% Cumulative Convertible Preferred Stock to be converted, the Company shall issue and deliver, or cause to be issued and delivered, to the Series B Shareholder, in such name or names as the Series B Shareholder may direct, certificates to each such Series B Shareholder for the number of shares of Conversion Shares issuable upon the conversion of such shares of Series B 10% Cumulative Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of

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               business on the date on which such written notice shall have been received by the Company. At such time the rights of the holders of such shares of Series B 10% Cumulative Convertible Preferred Stock to be converted shall cease, and the person or persons in whose name or names the certificates for Conversion Shares shall be issuable upon such conversion shall be deemed to have become holders of record of the common shares represented thereby.

     3.   Registration Rights for Conversion Shares.

          (a) Registration of Common Stock. The Company undertakes to register the Conversion Shares underlying the Series B 10% Cumulative Convertible Preferred Stock via a suitable registration statement upon the closing covering the issuance of such Conversion Shares underlying the Series B 10% Cumulative Convertible Preferred Stock and use its best efforts to have such registration declared effective no later than 45 days from such closing. If the Conversion Shares have not been registered by the dates described above, the Series B Shareholders shall receive a number of shares of common stock equal to 2% of the number of Conversion Shares underlying the Series B 10% Cumulative Convertible Preferred Stock for each 30 days thereafter during which the Conversion Shares have not been registered, subject to a maximum penalty of 12% of the Conversion Shares underlying the Series B 10% Cumulative Convertible Preferred Stock. Notice shall be given to all Series B Shareholders upon the conversion of the Series B 10% Cumulative Convertible Preferred Stock to Conversion Shares and all such holders shall have the right to participate in such registration.

          (b) Piggyback Registration Right. Whenever the Company proposes to register any of its securities (including any proposed registration of the Company's securities by any third party) under the Securities Act of 1933, as amended (the "Securities Act") and the registration form to be used may be used for the registration of any of the Conversion Shares, the Company shall give prompt written notice to all holders of such shares of its intention to effect such a registration and, subject to the terms of paragraphs (c) and (d) hereof, shall include in such registration all Conversion Shares with respect to which the Company has received written requests for inclusion therein ("Piggyback Registration") within 10 days after the receipt of the Company's notice.

          (c) Priority on Primary Registrations. If a Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities

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          requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell,
          (ii) second, the Conversion Shares requested to be included in such registration, pro rata among the holders of such shares on the basis of the number of shares requested to be included therein by each such holder, and (iii) third, other securities requested to be included in such registration pro rata among the holders thereof on the basis of the number of shares requested to be included therein.

          (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Conversion Shares requested to be included in such registration, pro rata among all holders thereof on the basis of the number of shares requested to be included therein by each such holder, and (iii) third, other securities requested to be included in such registration pro rata among the holders thereof on the basis of the number of shares requested to be included therein.

     4. Cumulative Dividend Payments. Each share of Series B 10% Cumulative Convertible Preferred Stock shall be paid, out of any assets at the time legally available therefore, a dividend at the rate of ten percent (10%) per annum based on a value of one thousand dollars ($1000.00) per share of Series B 10% Cumulative Convertible Preferred Stock from the date of issuance of the Series B 10% Cumulative Convertible Preferred Stock ("Cumulative Dividend"). Such Cumulative Dividends are in pari passu with the payment of dividends on other series of preferred stock of the Company and prior and in preference to any declaration or payment of any distribution to any class of common stock of the Company. The Cumulative Dividend shall be payable to the holders of Series B 10% Cumulative Convertible Preferred Stock in cash or shares of common stock, at the option of the Company, at the time of the conversion of the Series B 10% Cumulative Convertible Preferred Stock to Conversion Shares. Cumulative Dividends shall cease to accrue on the Series B 10% Cumulative Convertible Preferred Stock once it is converted to Conversion Shares. The Cumulative Dividend shall accrue on each share of Series B 10% Cumulative Convertible Preferred Stock from day to day from the date of issuance.


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     5.   Liquidation.

          5.1 Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series B 10% Cumulative Convertible Preferred Stock (unless previously converted into shares of Conversion Shares) shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series B 10% Cumulative Convertible Preferred Stock, to be paid an amount equal to one thousand dollars ($1000.00) per share of Series B 10% Cumulative Convertible Preferred Stock, plus in each case, any accrued, but unpaid Cumulative Dividends. Such amount payable with respect to one share of Series B 10% Cumulative Convertible Preferred Stock, as the case may be, being sometimes referred to as the "Liquidation Payment" and with respect to all shares of Series B 10% Cumulative Convertible Preferred Stock being sometimes referred to as the "Liquidation Payments".

          5.2 If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of Series B 10% Cumulative Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series B 10% Cumulative Convertible Preferred Stock of the full Liquidation Payments, then the entire assets of the Company to be so distributed shall be distributed ratably among the holders of Series B 10% Cumulative Convertible Preferred Stock.

          5.3 Upon any such liquidation, dissolution or winding up of the Company, after the holders of Series B 10% Cumulative Convertible Preferred Stock shall have been paid in full the amounts to which they shall be entitled as set forth in subparagraph 5.1 above, the remaining net assets of the Company shall be distributed to the holders of Series A 8% Cumulative Convertible Preferred Stock and Common Stock as determined by the Certificate of Designations, Preferences and Rights of Series A 8% Cumulative Convertible Preferred Stock.

          5.4 The consolidation or merger of the Company into or with any other entity or entities which results in the exchange of outstanding shares of the Company for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale or transfer by the Company of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Company

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               within the meaning of the provisions of this paragraph 5, with the result that, unless previously converted into shares of Common Stock, the outstanding shares of Series B 10% Cumulative Convertible Preferred Stock shall automatically convert into Conversion Shares as determined by the terms of Section 2 above.

          5.5 For purposes hereof, the Series A 8% Cumulative Convertible Preferred Stock and Common Stock shall rank on liquidation junior to the Series B 10% Cumulative Convertible Preferred Stock.

     6. Adjustments to the Conversion Ratio. In case the Company shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such subdivision shall be proportionately increased, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares (by reverse split or otherwise), the Conversion Ratio in effect immediately prior to such combination shall be proportionately reduced.

     7. Notice of Adjustment. Upon any adjustment of the Conversion Ratio, as set forth in paragraph 6, above, the Company shall give written notice thereof, within twenty (20) business days, by first class mail, postage prepaid, or by telex to non-United States residents, addressed to each holder of shares of Series B 10% Cumulative Convertible Preferred Stock at the address of such holder as shown on the books of the Company, which notice shall state the Conversion Ratio resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

     8. Voting Rights. The holders of the Series B 10% Cumulative Convertible Preferred Stock shall have no voting rights, except that so long as any shares of Series B 10% Cumulative Convertible Preferred Stock are outstanding, the consent of the holders of at least a majority, or any greater amount then required by law, of the shares of Series B 10% Cumulative Convertible Preferred Stock outstanding, given in person or by proxy, either in writing or by vote at a meeting of the holders of the holders of Series B 10% Cumulative Convertible Preferred Stock called for the purpose, shall be necessary for authorizing or effecting the amendment, alteration or repeal of any of the provisions of this Certificate of Designations so as to affect adversely the preferences, priority, rights, powers or privileges of the Series B 10% Cumulative Convertible Preferred Stock.

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     9.   Stock to be Reserved. The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series B 10% Cumulative Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B 10% Cumulative Convertible Preferred Stock.

     10. Amendments. No provision of these terms of the Series B 10% Cumulative Convertible Preferred Stock may be amended, modified or waived as to such Series without the written consent or affirmative vote of the holders of at least fifty-one percent (51%) of the then outstanding shares of Series B 10% Cumulative Convertible Preferred Stock.

     IN WITNESS WHEREOF, WARP Technology Holdings, Inc. has caused this Certificate to be signed by Malcolm Coster, its CEO and President, this 26th day of September 2003.




                                                 ------------------------
                                                 Malcolm Coster
                                                 CEO and President